As filed with the Securities and Exchange Commission on April 8, 2024
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Venus Concept Inc.
(Exact name of Registrant as specified in its charter)
Delaware	3841	06-1681204
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
235 Yorkland Blvd, Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Michael Mandarello
General Counsel and Corporate Secretary
Venus Concept Inc.
235 Yorkland Blvd., Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Richard Raymer
Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place 161 Bay Street, Suite 4310
Toronto, ON M5J 2S1, Canada
416-367-7388
Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to Completion, Dated April 8, 2024
PROSPECTUS

Up to 1,644,400 Shares of Common Stock
This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders,” of up to 1,644,400 shares of our common stock, $0.0001 par value per share (“Common Stock”), of which 1,598,721 shares of Common Stock are issuable upon conversion of $2,000,000 in aggregate principal amount of secured subordinated convertible notes (the “Notes”) and 45,316 shares of Common Stock are issuable to pay accrued interest on the Notes as of the date of this prospectus.
We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders under this prospectus. The selling stockholders will bear all brokerage commissions and similar expenses attributable to the sale of shares under this prospectus, and we will bear all costs, expenses and fees in connection with the registration of such shares. The selling stockholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus. Such shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” beginning on page 12.
Our Common Stock is listed on the Nasdaq Capital Market under the symbol VERO. On April 5, 2024, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.7290 per share.
Investing in our securities involves risk. See “Risk Factors” beginning on page 6 of this prospectus and any similar sections contained in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is   , 2024.

ABOUT THIS PROSPECTUS
This prospectus relates to the resale, from time to time, by the selling stockholders identified in this prospectus under “Selling Stockholders” beginning on page 8, of up to 1,644,400 shares of our Common Stock issuable upon conversion of the Notes and to pay accrued interest on the Notes as of the date of this prospectus. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders under this prospectus.
This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”). This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the selling stockholders under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation By Reference” beginning on page 16, and the information under “Where You Can Find More Information” beginning on page 17. Any statement contained in the prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC is not necessarily complete, and in each instance reference is made to the copy of the document filed. You should review the complete document to evaluate these statements. Further, you should not assume that the information in this prospectus or any documents incorporated by reference herein is accurate as of any date other than the date of each document. Our business, financial condition, results of operations or prospects may have changed since those dates.
Neither we nor the selling stockholders have authorized any other person to provide you with any information or to make any representations, other than those contained in this prospectus or incorporated by reference in this prospectus. If anyone provides you with additional, different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus and the documents incorporated by reference herein contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information, and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus and under similar headings in other documents that are incorporated by reference herein. Accordingly, you should not place undue reliance on this information.
When we refer to “Venus Concept,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Venus Concept Inc. and its consolidated subsidiaries, taken as a whole, unless otherwise specified. When we refer to “you,” we mean the potential purchasers of the securities offered by this prospectus.
Venus Viva®, Venus Viva® MD, Venus Legacy®, Venus Concept®, Venus Versa®, Venus Fiore®, Venus Freedom™, Venus Bliss™, Venus Bliss Max™, NeoGraft®, Venus Glow™, ARTAS®, ARTAS iX®, and AI.ME™, are trademarks of the Company and its subsidiaries. Our logo and our other trade names, trademarks and service marks appearing in this document are our property. Other trade names, trademarks and service marks appearing in this document are the property of their respective owners. Solely for convenience, our trademarks and trade names referred to in this document appear without the TM or the ® symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and trade names.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus and in the documents we incorporate by reference. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read all such documents carefully, especially the risk factors and our consolidated financial statements and the related notes included or incorporated by reference in this prospectus, before deciding to buy shares of our Common Stock.
Overview
We are an innovative global medical technology company that develops, commercializes and delivers minimally invasive and non-invasive medical aesthetic and hair restoration technologies and related services. Our systems have been designed on cost-effective, proprietary and flexible platforms that enable us to expand beyond the aesthetic industry’s traditional markets of dermatology and plastic surgery, and into non-traditional markets, including family and general practitioners and aesthetic medical spas. A substantial majority of our systems delivered in North America are in non-traditional markets. As we grow our ARTAS hair restoration business and expand robotics offerings through the AI.ME™ platform we expect our penetration into the core practices of dermatology and plastic surgery to increase.
We derive revenue from the sale of products and services. Product revenue includes revenue from the following:
•	the sale, including traditional sales and subscription-based sales, of systems, inclusive of the main console and applicators/handpieces (referred to as system revenue);
•	marketing supplies and kits;
•	consumables and disposables;
•	service revenue; and
•	replacement applicators/handpieces.
Service revenue includes revenue derived from our extended warranty service contracts provided to our existing customers.
Systems are sold through traditional sales contracts directly, through our subscription model and through distributors. In the third quarter of 2022, we commenced an initiative to reduce our reliance on system sales sold under subscription agreements in the United States. This strategic shift is designed to improve cash generation and reduce our exposure to defaults and increased bad debt expense given the increasingly challenging economic environment caused by the coexistence of high inflation and high interest rates.
We generate revenue from traditional system sales and from sales under our subscription-based business model, which is available to customers in North America and in select international markets. We currently do not offer the ARTAS iX system under the subscription model.
Our subscription model includes an up-front fee and a monthly payment schedule, typically over a period of 36 months, with approximately 40% to 45% of total contract payments collected in the first year. To ensure that each monthly payment is made on time and that the customer’s system is serviced in accordance with the terms of the warranty, every product purchased under a subscription agreement requires a monthly activation code, which we provide to the customer upon receipt of the monthly payment. These recurring monthly payments provide our customers with enhanced financial transparency and predictability. If economic circumstances are appropriate, we provide customers in good standing with the opportunity to “upgrade” into our newest available or alternative Venus Concept technology throughout the subscription period. This structure can provide greater flexibility than traditional equipment leases secured through financing companies. We work closely with our customers to provide business recommendations that improve the quality of service outcomes, build patient traffic and improve financial returns for the customer’s business.
We have developed and received regulatory clearance for twelve novel aesthetic technology platforms, including our ARTAS and NeoGraft systems. We believe our ARTAS and NeoGraft systems are complementary and give us a hair restoration product offering that can serve a broad segment of the market. Our medical aesthetic technology platforms have received regulatory clearance for a variety of indications, including treatment of facial wrinkles in certain skin types, temporary reduction of appearance of cellulite, non-invasive fat reduction (lipolysis) in the abdomen and flanks for certain body types and relief of minor muscle aches and pains in jurisdictions around the world. In addition, our technology pipeline is focused on the development of robotically assisted minimally invasive solutions for aesthetic procedures that are primarily treated by surgical intervention, including the AI.ME platform for which we received FDA 510(k) clearance for fractional skin resurfacing in December 2022.
In the United States, we have obtained 510(k) clearance from the FDA for our Venus Viva, Venus Viva MD, Venus Legacy, Venus Versa, Venus Versa Pro, Venus Velocity, Venus Bliss, Venus Bliss Max, Venus Epileve, Venus Fiore, ARTAS, ARTAS iX and AI.ME systems. Outside the United States, we market our technologies in over 60 countries across Europe, the Middle East, Africa, Asia-Pacific and Latin America. Because each country has its own regulatory scheme and clearance process, not every device is cleared or authorized for the same indications in each market in which a particular system is marketed.
As of the date of this prospectus, we operate directly in 12 international markets through our 10 direct offices in the United States, Canada, Japan, Mexico, Spain, Germany, Australia, China, Hong Kong, and Israel.
Recent Developments
Note Purchase Agreement
On January 18, 2024, we, Venus Concept USA Inc. (“Venus USA”), Venus Concept Canada Corp. (“Venus Canada”) and Venus Ltd (collectively, the “Guarantors”) entered into a Note Purchase and Registration Rights Agreement (the “Note Purchase Agreement”) with EW Healthcare Partners, L.P. (“EWHP”) and EW Healthcare Partners-A, L.P. (“EWHP-A,” and together with EW, the “Investors”). Pursuant to the Note Purchase Agreement, the Company issued and sold to the Investors $2,000,000 in aggregate principal amount of the Notes. See “Selling Stockholders – Description of Offering” beginning on page 9.
Exploration of Strategic Alternatives
On January 24, 2024, we announced that our Board of Directors is evaluating potential strategic alternatives to maximize shareholder value. As part of the process, our Board of Directors is considering a full range of strategic alternatives, which may include one or more financings, recapitalizations, mergers, reverse mergers, other business combinations, sales of assets, licensings or other transactions. We have retained Canaccord Genuity LLC as our financial advisor to assist in evaluating potential strategic alternatives. There can be no assurance that the evaluation of strategic alternatives will result in any transaction, nor can there be any assurance regarding any transaction’s timing or ultimate outcome. We have not set a timetable for completion of the process and do not intend to disclose developments related to the process unless and until we execute a definitive agreement with respect thereto, or our Board of Directors otherwise determines that further disclosure is appropriate or required.
Registered Direct Offering
On February 27, 2024, we sold 817,748 shares of Common Stock to certain institutional investors at a price of $1.465 per share in a registered direct offering. In connection with such offering, we issued (i) 817,748 warrants to acquire shares of Common Stock (each, a “Warrant”) to such institutional investors and (ii) 57,242 Warrants as consideration to the placement agent in such offering.
Nasdaq Delisting Notice
As previously disclosed, on May 31, 2023, we received a notice from the Listing Qualifications Department of Nasdaq (the “Nasdaq Staff”) stating that our stockholders’ equity as reported in our Quarterly Report on Form 10-Q for the period ended March 31, 2023 was below the minimum $2,500,000 required for continued listing under Listing Rule 5550(b)(1) (“Minimum Equity Requirement”). The notice had no immediate effect on the listing of our Common Stock.
On July 17, 2023, we submitted to the Nasdaq Staff a plan to regain compliance with the Minimum Equity Requirement (the “Plan”). On July 28, 2023, the Nasdaq Staff granted an extension until November 27, 2023 to evidence compliance with the Minimum Equity Requirement, conditioned upon our achievement of certain milestones as set forth in the Plan.
On November 28, 2023, we received a written notice from the Nasdaq Staff which described its determination that we had not regained compliance with the Minimum Equity Requirement within the Plan period. As a result, the Nasdaq Staff advised us that our securities would be delisted at the opening of business on December 7, 2023, unless we timely request a hearing before the Nasdaq Hearings Panel (the “Panel”).

On December 5, 2023, we timely requested a hearing before the Panel, which hearing was held on March 5, 2024. Pursuant to the Nasdaq Listing Rules, the Panel is authorized to grant an additional extension period to regain compliance with the Minimum Equity Requirement not to exceed May 28, 2024.
On March 20, 2024, we received a decision from the Panel granting our request for continued listing on the Nasdaq Capital Market, subject to the Company demonstrating compliance with Nasdaq Listing Rule 5550(b)(1) or any of the alternative requirements under Nasdaq Listing Rule 5550(b) on or before May 28, 2024, and certain other conditions.
Risk Factors
Our operations and financial results are subject to various risk and uncertainties. Before deciding to invest in our securities, you should carefully consider the factors described under “Risk Factors” beginning on page 6 of this prospectus, as well as the other information included elsewhere in this prospectus, and the risk factors described under “Part I, Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus. Any of the foregoing risk factors could adversely affect our business, results of operations, financial condition and prospects. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations.
Corporate Information
We were founded on November 22, 2002 as a Delaware corporation under the name Restoration Robotics, Inc. We changed our corporate name to Venus Concept Inc. on November 7, 2019. Our principal executive offices are located at 235 Yorkland Blvd., Suite 900, Toronto, Ontario M2J 4Y8 and our telephone number is (877) 848-8430. Our website address is https://www.venusconcept.com/en-us/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

THE OFFERING
Common Stock Offered by the Selling Stockholders
Up to 1,644,400 shares of our Common Stock issuable upon conversion of the Notes and to pay accrued interest on the Notes as of the date of this prospectus.
Terms of this Offering
The selling stockholders may sell the shares of our Common Stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus. Such shares may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. See “Plan of Distribution” beginning on page 12.
Use of Proceeds
We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders under this prospectus. All proceeds from the sale of shares of our Common Stock offered by this prospectus will be for the account of the selling stockholders.
Registration Rights
We have filed the registration statement on Form S-3, of which this prospectus forms a part, to satisfy registration rights we granted to the selling stockholders.
Nasdaq Capital Market Symbol
VERO
Risk Factors
Investing in our securities involves a high degree of risk and purchasers of our Common Stock may lose their entire investment. See the information contained in or incorporated by reference under “Risk Factors” beginning on page 6 of this prospectus, and in the documents incorporated by reference into this prospectus, before deciding to invest in our securities.

RISK FACTORS
Investing in our securities involves significant risks. Please see the risk factors discussed below, as well as the risk factors under the heading “Item 1A – Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, in addition to those contained in our other filings with the SEC that are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, and the documents incorporated by reference into this prospectus, contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. In some cases, you can identify these statements by words such as such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements include, but are not limited to, statements about:
•	our dependency on the subscription-based model, which exposes us to the credit risk of our customers over the life of each subscription agreement;
•	our customers’ failure to make payments under their subscription agreements;
•	our need to obtain, maintain and enforce our intellectual property rights;
•	the extensive governmental regulation and oversight in the countries in which we operate and our ability to comply with the applicable requirements;
•	the possibility that our systems may cause or contribute to adverse medical events that could harm our reputation, business, financial condition and results of operations;
•
a significant portion of our operations are located in Israel and therefore our business, financial condition and results of operations may be adversely affected by political, economic and military conditions there;

•	our ability to come into compliance with the listing requirements of the Nasdaq Capital Market;
•	the volatility of our stock price;
•	our dependency on one major contract manufacturer in Israel exposes us to supply disruptions should that facility be subject to a strike, shutdown, fire flood or other natural disaster;
•	our reliance on the expertise and retention of management;
•	our ability to access the capital markets and/or obtain credit on favorable terms;
•	inflation, currency fluctuations and currency exchange rates;
•	global supply disruptions;
•	global economic and political conditions and uncertainties, including but not limited to the Russia-Ukraine and Israel-Hamas conflicts; and
•	our ability to successfully evaluate or complete one or more strategic alternatives, as previously announced.
The above-described forward-looking statements are based on current expectations, estimates, forecasts, and projections about our business and the industry in which we operate and management’s beliefs and assumptions and are not guarantees of future performance or developments and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of the forward-looking statements in this prospectus and the documents incorporated by reference in this prospectus may turn out to be inaccurate.
Factors which we currently believe could have a material adverse effect on our business operations and financial performance and condition include, but are not limited to, those risks and uncertainties described under “Item 1A – Risk Factors” in our most recent Annual Report on Form 10-K and in any subsequently-filed Quarterly Reports on Form 10-Q, and those contained in our other filings with the SEC that are incorporated by reference in this prospectus. You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. The forward-looking statements are based on information available to us as of the date of this prospectus and the date of any document incorporated by reference, as applicable. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise.

USE OF PROCEEDS
We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders under this prospectus. All proceeds from the sale of shares of our Common Stock offered by this prospectus will be for the account of the selling stockholders. The selling stockholders will bear all brokerage commissions and similar expenses attributable to the sale of shares under this prospectus, and we will bear all costs, expenses and fees in connection with the registration of such shares.
SELLING STOCKHOLDERS
This prospectus covers an aggregate of up to 1,644,400 shares of our Common Stock issuable upon conversion of the Notes and to pay accrued interest on the Notes as of the date of this prospectus, which shares of Common Stock may be sold or otherwise disposed of by the selling stockholders.
The below table sets forth certain information with respect to each selling stockholder, including (a) the shares of our Common Stock beneficially owned by such selling stockholder prior to this offering, (b) the number of shares of our Common Stock being offered by such selling stockholder pursuant to this prospectus and (c) such selling stockholder’s beneficial ownership of our Common Stock after completion of this offering, assuming that all of the shares of Common Stock covered by this prospectus (but none of the other shares, if any, held by the selling stockholders) are sold to third parties in this offering.
The table is based on information supplied to us by the selling stockholders. Beneficial and percentage ownership is determined in accordance with the rules and regulations of the SEC, which is based on voting or investment power with respect to such shares, and this information does not necessarily indicate beneficial ownership for any other purpose. In accordance with SEC rules, in computing the number of shares beneficially owned by a selling stockholder, shares of Common Stock subject to derivative securities held by that selling stockholder that are currently exercisable or convertible, or that will be exercisable or convertible within 60 days after April 4, 2024, are deemed outstanding for purposes of such selling stockholder, but not for any other selling stockholder. The selling stockholder’s percentage ownership in the table below is based on 6,355,230 shares of our Common Stock outstanding as of April 8, 2024.
The selling stockholders may sell all, some or none of their shares of Common Stock covered by this prospectus. We do not know the number of such shares, if any, that will be offered for sale or otherwise disposed of by any of the selling stockholders. Furthermore, since the date on which we filed this prospectus, the selling stockholders may have sold, transferred or disposed of shares of Common Stock covered by this prospectus in transactions exempt from the registration requirements of the Securities Act. See “Plan of Distribution” beginning on page 12.
Name of Selling Stockholders	Beneficially Owned Before Offering		Shares of Common Stock Offered Under this Prospectus	Beneficially Owned After Offering(1)
	Number	Percentage		Number	Percentage
EWHP and EWHP-A	5,150,110(2)	49.44%	1,644,400	3,505,710(2)	33.66%
(1)	Assumes that all of the shares of Common Stock being registered by this prospectus are resold by the selling stockholders to third parties.
(2)
The shares of Common Stock shown to be beneficially owned before this offering include (i) 1,089,190 shares of Common Stock (1,047,064 shares held by EWHP and 42,126 shares held by EWHP-A, (ii) 1,000,050 shares of Common Stock (961,370 shares held by EWHP and 38,680 shares held by EWHP-A), issuable upon conversion of 1,500,000 shares of junior preferred stock of the Company (1,441,983 shares held by EWHP and 58,017 shares held by EWHP-A), acquired in November 2022, (iii) 1,090,403 shares of Common Stock (1,048,230 shares held by EWHP and 42,173 shares held by EWHP-A), issuable upon conversion of the Senior Convertible Preferred Stock, par value $0.0001 per share, of the Company (“Senior Preferred Stock”), which are convertible within 60 days of the date hereof (for the avoidance of doubt, these shares are subject to limitations on convertibility imposed by the rules and regulations of the Nasdaq Capital Market as noted below), (iv) 12,373 shares of Common Stock issuable upon the exercise of Warrants held by EWHP-A, which were exercisable beginning on May 7, 2020, (v) 307,539 shares of Common Stock issuable upon the exercise of Warrants held by EWHP, which were exercisable beginning September 16, 2020, (vi) stock options issued to R. Scott Barry to purchase 6,155 shares of Common Stock (5,917 shares held for the benefit of EWHP and 238 shares held for the benefit of EWHP-A), which will be exercisable within 60 days of the date hereof, and (vii) 1,644,400 shares of Common Stock issuable upon conversion of the Notes (1,580,802 shares held by EWHP and 63,598 shares held by EWHP-A), which are convertible within 60 days of the date hereof, and which amount is inclusive of 45,316 shares of Common Stock issuable to pay accrued interest on the Notes (calculated through March 31, 2024) and payable as of the date of this prospectus (43,912 shares held by EWHP and 1,767 shares held by EWHP-A).

The shares of Common Stock shown to be beneficially owned before the date of this prospectus exclude (a) 2,991,458 shares of Common Stock issuable upon conversion of 1,121,783 shares of Senior Preferred Stock held by EWHP and (b) 120,352 shares of Common Stock issuable upon conversion of 45,131 shares of Senior Preferred Stock held by EWHP-A, as such conversions cannot occur within 60 days after the date hereof due to limitations on convertibility imposed by the rules and regulations of the Nasdaq Capital Market.
Each of EWHP and EWHP-A have sole voting and investment power with respect to such respective shares of common stock. Essex Woodlands Fund IX-GP, L.P. (“Essex Fund IX GP”), the general partner of EWHP and EWHP-A, may also be deemed to have sole voting and investment power with respect to such shares of common stock; Essex Fund IX GP disclaims beneficial ownership of such shares of common stock except to the extent of its pecuniary interest therein. Essex Woodlands Fund IX, LLC (“Essex IX General Partner”), the general partner of Essex Fund IX GP, may also be deemed to have sole voting and investment power with respect to such shares of common stock; Essex IX General Partner disclaims beneficial ownership of such shares of common stock except to the extent of its pecuniary interest therein. Martin P. Sutter, Scott Barry, Ronald W. Eastman, Petri Vainio and Steve Wiggins are the managers of Essex IX General Partner and may be deemed to exercise shared voting and investment power with respect to such shares; each such manager disclaims beneficial ownership of such shares of common stock except to the extent of his pecuniary interest therein. Scott Barry is a member of the Company’s board of directors. The principal address of EWHP, EWHP-A, Essex IX Fund GP, Essex IX General Partner and each of the above-referenced managers is 21 Waterway Avenue, Suite 225, The Woodlands, Texas 77380.
Description of Offering
Note Purchase Agreement
On January 18, 2024, the Company and the Guarantors entered into the Note Purchase Agreement with the Investors. Pursuant to the Note Purchase Agreement, the Company issued and sold to the Investors $2,000,000 in aggregate principal amount of the Notes.
The terms of the Notes are described below under “Notes.” The Notes are secured by a Guaranty and Security Agreement, dated January 18, 2024 (the “Security Agreement”), the terms of which are described below under “Security Agreement.”
Under the Note Purchase Agreement, the Company is required to file one or more demand shelf registration statements registering the resale of the shares of the Common Stock issuable upon conversion of the Notes.
The Note Purchase Agreement contains customary representations, warranties and covenants by the Company, as well as indemnification obligations of the Company, including for liabilities under the Securities Act, and other obligations of the parties. The representations, warranties and covenants contained in the Note Purchase Agreement were made only for purposes of such agreement; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating such agreement; and may be subject to materiality and knowledge qualifiers applicable to the parties that differ from those applicable to the investors generally. Investors should not rely on such representations, warranties or covenants, or any description thereof, as characterizations of the actual state of facts or condition of the Company.
The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement, a copy of which is filed as Exhibit 10.1 to our Current Report on Form 8-K filed on January 19, 2024, which is incorporated by reference into this prospectus.
Notes
The Notes accrue interest at a rate equal to the 90-day adjusted term Secured Overnight Financing Rate (SOFR) plus 8.50% per annum; provided, however, that if there is an Event of Default (as defined below), the then-applicable interest rate will increase by 4.00% per annum. Interest is payable in kind in arrears on the last business day of each calendar quarter of each year after the original issuance date, beginning on March 31, 2024. The Notes mature on December 9, 2025, unless earlier redeemed or converted, at which time all outstanding principal and interest is payable in cash, except as described below.
At any time prior to the maturity date, a holder may convert the Notes at their option into shares of Common Stock at the then-applicable conversion rate. The initial conversion rate is 799.3605 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $1.251 per share of Common Stock. Accordingly, a maximum of 1,598,721 shares of Common Stock may be issued upon conversion of the Notes at the initial conversion rate. The conversion rate is subject to customary anti-dilution adjustments.
If a holder seeks to convert the Notes, but such conversion cannot be fully effectuated due to the application of the rules of the Nasdaq Capital Market, the Company is required to use commercially reasonable efforts to file a proxy statement with the SEC within 75 days after such desired conversion seeking requisite stockholder approval to issue all shares of Common Stock in excess of such limitation imposed by the Nasdaq Capital Market.
The Notes are redeemable, in whole and not in part, at the Company’s option at any time, at a redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, the redemption date, plus a redemption premium. The Company’ redemption option is subject to satisfaction of the conditions set forth in the Notes, including that a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Notes is effective and available for use.

The Investors have certain rights to require a successor entity to assume the Notes upon certain corporate events that constitute a “Fundamental Transaction,” as defined in the Notes. A Fundamental Transaction includes certain business combination transactions involving the Company. In the event of a Change of Control, as defined in the Notes, the Notes are redeemable at the option of the holder at par plus accrued and unpaid interest on the Notes subject to redemption, without a premium. A Change of Control includes acquisitions of 50% or more of the voting equity of the Company, other than by certain existing stockholders.
The Notes have customary provisions relating to the occurrence of “Events of Default,” as defined in the Notes. An Event of Default includes the following: (i) the Company’s failure to deliver the required number of shares of Common Stock issuable upon conversion of the Notes within ten trading days after the applicable conversion date; (ii) the Company’s failure to pay the holder any principal, interest or any other amount due under any other transaction agreement; (iii) a default under that certain Loan and Security Agreement, dated December 8, 2020, among Venus USA, as borrower, the Company, as guarantor, and City National Bank of Florida, as agent and lender; (iv) certain events of bankruptcy, insolvency and reorganization involving any obligor, or any of the Company’s subsidiaries; (v) the rendering of certain final judgments against the Company or any guarantor for the payment of more $500,000, where such judgment remains unpaid for a period of thirty (30) consecutive days; (vi) the Company’s failure to comply with certain covenants in the Notes; (vii) any representation or warranty of the Company in any transaction document is incorrect or misleading in any material respect when given; (viii) the failure of any obligor to comply with any covenants in the transaction documents which is not cured within 30 days; (ix) the failure of any material provision of the transaction document to be enforceable against the Company or its subsidiaries party thereto; and (x) the Company’s Common Stock ceasing to be quoted on the Nasdaq Capital Market.
If an Event of Default occurs, then the Investors may, subject to the terms of the CNB Subordination Agreement (as defined below), (i) declare the outstanding principal amount of the Notes, all accrued and unpaid interest and all other amounts owing under the Notes and other transaction documents entered into in connection therewith to be immediately become due and payable, without any further action or notice by any person, and (ii) exercise all rights and remedies available to them under the Notes, the Security Agreement and any other document entered into in connection with the foregoing.
In the case of conversion of the Notes on the maturity date, any redemption date or any date of any required payment upon an Event of Default, as applicable, on which the entire outstanding principal of Notes is to be repaid, redeemed or prepaid in full, the Company, at the option of the holder, may satisfy its obligation to pay cash by delivering a combination of cash and shares of Common Stock, with such shares of Common Stock valued in accordance with the then-effective conversion rate.
The Notes are not assignable to a third party, other than to an affiliate of the Investors, without the prior written consent of the Company and subject to certain conditions and exceptions set forth in the Notes.
The Notes constitute the Company’s secured, subordinated obligations and are (i) equal in right of payment with the Company’s existing and future senior unsecured indebtedness; (ii) senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes; and (iii) subordinated to the Company’s existing secured indebtedness in a manner consistent with the Existing Subordination Agreements (as defined below).
The foregoing description of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Note, copies of which are filed as Exhibit 10.2 and Exhibit 10.3 to our Current Report on Form 8-K filed on January 19, 2024, which is incorporated by reference into this prospectus.
CNB Subordination Agreement
On January 18, 2024, the Company and the Guarantors entered into a Subordination of Debt Agreement (the “CNB Subordination Agreement”) with City National Bank of Florida (“CNB”) and the Investors.
The CNB Subordination Agreement provides that the Notes are subordinated to the Company’s existing secured indebtedness with CNB, in a manner consistent with the subordination of the Secured Subordinated Convertible Notes, dated October 4, 2023 (the “Madryn Notes”), issued to Madryn Health Partners, LP and Madryn Health Partners (Cayman Master) (collectively, “Madryn”) pursuant to those certain existing Subordination of Debt Agreements, dated as of December 8, 2020 entered into by the Company and the Guarantors, CNB, and Madryn (the

“Existing Subordination Agreements”). The Notes and the Madryn Notes are secured by the same collateral, except that the Notes also receive a first priority perfected security interest and lien on the Company’s right to receive certain amounts from the Internal Revenue Service in respect of certain employee retention credits claimed by the Company.
The foregoing description of the CNB Subordination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CNB Subordination Agreement a copy of which is filed as Exhibit 10.5 to our Current Report on Form 8-K filed on January 19, 2024, which is incorporated by reference into this prospectus.
Security Agreement
On January 18, 2024, the Company and the Guarantors entered into the Security Agreement with EW, as collateral agent. Pursuant to the Security Agreement, the Guarantors jointly and severally guaranteed to the Investors the prompt payment of all outstanding amounts under the Notes when due. The Guarantors also granted to the Investors a security interest in substantially all of their assets to secure the obligations under the Notes.
Pursuant to the Security Agreement, during the continuance of an Event of Default under the Notes, if the Company is unable to repay all outstanding amounts under the Notes, the Investors may, subject to the terms of the CNB Subordination Agreement (as defined below), foreclose on the collateral to collateralize such indebtedness. Any such foreclosure could significantly affect the Company’s ability to operate its business.
The Security Agreement contains various covenants that limit the Company’s ability to engage in specified types of transactions. Subject to limited exceptions, these covenants include restrictions on the Company’s ability, to incur, create or permit to exist additional indebtedness, or liens, and to make certain changes to its ownership structure, in each case without the Investor’s consent.
The foregoing description of the Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Security Agreement, a copy of which is filed as Exhibit 10.4 to our Current Report on Form 8-K filed on January 19, 2024, which is incorporated by reference into this prospectus

PLAN OF DISTRIBUTION
We are registering the shares of Common Stock covered by this prospectus on behalf of the selling stockholders. All costs, expenses and fees connected with the registration of such shares of Common Stock will be borne by us. Any brokerage commissions and similar expenses connected with selling such shares of Common Stock will be borne by the selling stockholders. The selling stockholders may offer and sell such shares of Common Stock from time to time in one or more transactions. As used in this prospectus, the term “selling stockholders” includes pledgees, donees, transferees and other successors-in-interest who may acquire such shares of Common Stock through a pledge, gift, partnership distribution or other non-sale related transfer from the selling stockholders. The selling stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. These transactions include:
•	in “at the market offerings” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;
•	directly to a limited number of purchasers or to a single purchaser;
•	through agents;
•	by delayed delivery contracts or by remarketing firms;
•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;
•	exchange or over-the-counter distributions in accordance with the rules of the exchange or other market;
•
block trades in which the broker-dealer attempts to sell the shares of Common Stock covered by this prospectus as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as agent on both sides of the trade;

•	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;
•
through distributions by a selling stockholder or its successors in interest to its members, general or limited partners or stockholders (or their respective members, general or limited partners or stockholders);

•	a combination of any such method of sale; or
•	any other method permitted pursuant to applicable law.
In connection with distributions of the shares of Common Stock covered by this prospectus or otherwise, the selling stockholders may:
•	sell such shares of Common Stock:
○	in one or more transactions at a fixed price or prices, which may be changed from time to time;
○	at market prices prevailing at the times of sale;
○	at prices related to such prevailing market prices; or
○	at negotiated prices;
•	sell such shares of Common Stock:
○	on a national securities exchange;
○	in the over-the-counter market; or
○	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination;
•
enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of the shares of Common Stock covered by this prospectus, which they may in turn resell; and

•	pledge the shares of Common Stock covered by this prospectus to broker-dealers or other financial institutions, which, upon a default, they may in turn resell.

The selling stockholders may also resell all or a portion of the shares of Common Stock covered by this prospectus in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.
If underwriters are used in the sale of any shares of Common Stock covered by this prospectus, such shares of Common Stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Shares of Common Stock covered by this prospectus may be either offered to the public through underwriting syndicates represented by managing underwriters or directly by underwriters. We may use underwriters with whom we have a material relationship. As applicable, we will describe in each accompanying prospectus supplement the name of the underwriter(s) and the nature of any such relationship(s).
The shares of Common Stock covered by this prospectus may be sold directly or through agents designated from time to time. We will name any agent involved in the offering and sale of such shares and we will describe any commissions paid to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
Agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the agents, under agreements between us and the agents.
Agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the agents may be treated as underwriting discounts and commissions. Each accompanying prospectus supplement will identify any such agent and describe any compensation received by them from us.
In connection with sales of shares of Common Stock covered by this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such shares of Common Stock in the course of hedging in positions they assume. The selling stockholders may also sell the shares of Common Stock covered by this prospectus short and the selling stockholders may deliver shares of Common Stock to close out short positions and to return borrowed shares of Common Stock in connection with such short sales. The selling stockholders may also loan or pledge shares of Common Stock covered by this prospectus to broker-dealers that in turn may sell such shares of Common Stock, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of Common Stock covered by this prospectus, which shares of Common Stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Common Stock covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer and donate shares of Common Stock covered by this prospectus in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
A selling stockholder that is an entity may elect to make an in-kind distribution of shares of Common Stock covered by this prospectus to its members, general or limited partners or stockholders pursuant to the registration statement on Form S-3, of which this prospectus forms a part, by delivering a prospectus. To the extent that such members, general or limited partners or stockholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of Common Stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or stockholders are affiliates of ours received shares in any such distribution, such affiliates will also be selling stockholders and will be entitled to sell such shares pursuant to this prospectus.

Agents who may become involved in the sale of shares of Common Stock covered by this prospectus may engage in transactions with, and perform other services for, us in the ordinary course of their business for which they receive compensation.
In effecting sales, the selling stockholders may engage broker-dealers or agents, who may in turn arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders and/or from the purchasers of shares of Common Stock covered by this prospectus for whom the broker-dealers may act as agents or to whom they sell as principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions. To our knowledge, there is currently no plan, arrangement or understanding between any selling stockholders and any broker-dealer or agent regarding the sale of any shares of Common Stock by the selling stockholders.
The selling stockholders, any broker-dealers or agents and any participating broker-dealers that act in connection with the sale of the shares of Common Stock covered by this prospectus may be “underwriters” under the Securities Act with respect to those shares of Common Stock and will be subject to the prospectus delivery requirements of the Securities Act. Any profit that the selling stockholders realize, and any compensation that any broker-dealer or agent may receive in connection with any sale, including any profit realized on resale of such shares of Common Stock acquired as principal, may constitute underwriting discounts and commissions. If the selling stockholders are deemed to be underwriters, the selling stockholders may be subject to certain liabilities under statutes including, but not limited to, Section 11, 12 and 17 of the Securities Act and Section 10(b) and Rule 10b-5 under the Exchange Act.
The securities laws of some states may require the selling stockholders to sell the shares of Common Stock covered by this prospectus in those states only through registered or licensed brokers or dealers. These laws may also require that we register or qualify such shares of Common Stock for sale in those states unless an exemption from registration and qualification is available and the selling stockholders and we comply with that exemption. In addition, the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of Common Stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of shares of Common Stock to engage in market-making activities with respect to such shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock covered by this prospectus and the ability of any person to engage in market-making activities with respect to such shares.
If any selling stockholder notifies us that he has entered into any material arrangement with a broker-dealer for the sale of shares of Common Stock covered by this prospectus through a block trade, special offering, exchange distribution, over-the-counter distribution or secondary distribution, or a purchase by a broker or dealer, we will file any necessary supplement to this prospectus to disclose:
•	the number of shares of Common Stock involved in the arrangement;
•	the terms of the arrangement, including the names of any underwriters, dealers or agents who purchase such shares of Common Stock, as required;
•	the proposed selling price to the public;
•	any discount, commission or other underwriting compensation;
•	the place and time of delivery for the shares of Common Stock being sold;
•	any discount, commission or concession allowed, reallowed or paid to any dealers; and
•	any other material terms of the distribution of the shares of Common Stock.
In addition, if the selling stockholder notifies us that a donee, pledgee, transferee or other successor-in-interest of the selling stockholder intends to sell any shares of Common Stock covered by this prospectus, we will file an amendment to the registration statement on Form S-3, of which this prospectus forms a part, or a supplement to this prospectus, if required.

LEGAL MATTERS
Dorsey & Whitney LLP will pass upon certain legal matters relating to the shares of our Common Stock offered by this prospectus.
EXPERTS
Our consolidated financial statements for the years ended December 31, 2023 and 2022, incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 1, 2024, have been so incorporated by reference in reliance upon the report of MNP LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.
We incorporate by reference in this prospectus our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report, any performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.
This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed on April 1, 2024;
•	our Current Reports on Form 8-K, filed on January 19, 2024, January 24, 2024, February 14, 2024, February 27, 2024, March 25, 2024 and April 1, 2024; and
•
the description of our Common Stock contained in our registration statement on Form 8-A filed on October 10, 2017, including any amendments or reports filed for the purposes of updating this description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:
Venus Concept Inc.
235 Yorkland Blvd., Suite 900
Toronto, Ontario M2J 4Y8
(877) 848-8430
Attention: General Counsel and Corporate Secretary
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC. This prospectus omits some of the information contained in the registration statement, and we refer you to the full registration statement for further information about us and the securities being offered by the selling stockholders under this prospectus. Before making an investment decision, you should read, in addition to this prospectus and the registration statement, any documents that we incorporate by reference in this prospectus, as referred to under “Incorporation By Reference.”
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our website address is https://www.venusconcept.com/en-us/. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on our website to be part of this prospectus. We have included our website address as an inactive textual reference only.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution
The following is an estimate (other than the SEC registration fee) of the expenses expected to be incurred in connection with the securities being registered hereby, other than underwriting discounts and commissions. All such expenses are to be paid by the registrant.
SEC registration fee	$165
Legal fees and expenses	$15,000
Accounting fees and expenses	$20,000
Total	$35,165
Item 15.	Indemnification of Directors and Officers
Subsection (a) of Section 145 of the Delaware General Corporation Law, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.
Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (a) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit.
Our amended and restated certificate of incorporation and our second amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act.
Item 16.	Exhibits
(a)	Exhibits
Exhibit Number	Exhibit Description	Form	Filing Date
3.1	Amended and Restated Certificate of Incorporation of Restoration Robotics, Inc.	8-K	10-17-17
3.2	Certificate of Amendment of Certificate of Incorporation of Restoration Robotics, Inc.	8-K	11-7-19
3.3	Certificate of Designations of Voting Convertible Preferred Stock of Venus Concept Inc.	8-K	11-18-22
3.4	Certificate of Amendment of Certificate of Incorporation of Venus Concept Inc.	8-K	5-11-23
3.5	Certificate of Elimination of Nonvoting Convertible Preferred Stock of Venus Concept Inc.	8-K	5-15-23
3.6	Certificate of Designations of Senior Convertible Preferred Stock of Venus Concept Inc.	8-K	5-15-23
3.7	Amendment to Certificate of Designations of Senior Convertible Preferred Stock of Venus Concept Inc.	8-K	6-26-23
3.8	Certificate of Designations of Series X Convertible Preferred Stock of Venus Concept Inc.	8-K	10-5-23
3.9	Second Amended and Restated Bylaws of Venus Concept Inc.	8-K	11-7-19
4.1	Form of Common Stock Certificate	S-1/A	9-18-17
5.1*	Opinion of Dorsey & Whitney LLP
23.1*	Consent of MNP LLP
23.2*	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
107*	Filing Fee Table
*	Filed herewith.

Item 17.	Undertakings
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(i)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Province of Ontario, Canada on April 8, 2024.
VENUS CONCEPT INC.

By:	/s/ Rajiv De Silva
Rajiv De Silva
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rajiv De Silva and Domenic Della Penna, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments (including post-effective amendments) and additions to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.
Signature	Title	Date

/s/ Rajiv De Silva	Chief Executive Officer and Director (Principal Executive Officer)	April 8, 2024
Rajiv De Silva

/s/ Domenic Della Penna	Chief Financial Officer (Principal Financial and Accounting Officer)	April 8, 2024
Domenic Della Penna

/s/ Scott Barry	Chairman and Director	April 8, 2024
Scott Barry

/s/ Garheng Kong, M.D.	Director	April 8, 2024
Garheng Kong, M.D.

/s/ Louise Lacchin	Director	April 8, 2024
Louise Lacchin

/s/ Fritz LaPorte	Director	April 8, 2024
Fritz LaPorte

/s/ Anthony Natale, M.D.	Director	April 8, 2024
Anthony Natale, M.D.

/s/ Keith Sullivan	Director	April 8, 2024
Keith Sullivan

/s/ Stanley Tyler Hollmig, M.D.	Director	April 8, 2024
Stanley Tyler Hollmig, M.D.